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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-28693) and related Prospectus of CyberGuard Corporation for the registration of 1,470,085 shares of its common stock and to the incorporation by reference therein of our report dated July 13, 1994, with respect to the consolidated financial statements of Harris Computer Systems Business included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

Orlando, Florida
June 11, 1997